UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	February 18, 2011
(Date of earliest event reported)	February 17, 2011

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 17, 2011, our board of directors unanimously elected our president and chief executive officer, John W. Gibson, as vice chairman of the board of directors, effective immediately, and as chairman, effective with the retirement of David L. Kyle as chairman and director.

David L. Kyle will not stand for re-election as a director at our annual meeting of shareholders on May 25, 2011, and will retire as chairman at that time.

On February 18, 2011, we announced the following management changes effective March 1, 2011:

Pierce H. Norton, 51, will become chief operating officer of ONEOK, Inc.  Mr. Norton will be responsible for the company’s distribution and energy services business segments, as well as the environment, safety and health, and technical services organizations.  Mr. Norton has been president of the ONEOK, Inc. Distribution Companies since July 2009.

Robert F. Martinovich, 53, will become senior vice president, chief financial officer and treasurer of ONEOK, Inc. and ONEOK Partners GP, L.L.C. (ONEOK Partners GP), the sole general partner of ONEOK Partners, L.P.  He also will be appointed to the ONEOK Partners GP board of directors.  Mr. Martinovich has been the chief operating officer of ONEOK, Inc. since July 2009.

Curtis L. Dinan, 43, will become president - natural gas of ONEOK Partners, L.P., responsible for the partnership’s commercial and operational activities in its natural gas gathering and processing and natural gas pipelines segments.  Mr. Dinan has been senior vice president, chief financial officer and treasurer of ONEOK, Inc. and ONEOK Partners GP since January 2007, and a member of the ONEOK Partners GP board of directors since October 2007.  He will be succeeded on the ONEOK Partners GP board of directors by Mr. Martinovich.

Robert S. Mareburger, 49, will become senior vice president, corporate planning and development of ONEOK, Inc. and ONEOK Partners GP, responsible for business development, strategic and long-range planning and capital investment.  Since July 2009, Mr. Mareburger has been president - natural gas of ONEOK Partners, L.P.

Caron A. Lawhorn, 49, will become president of the ONEOK, Inc. Distribution Companies, responsible for the company’s three natural gas utilities - Oklahoma Natural Gas Company, Kansas Gas Service and Texas Gas Service.  She has been senior vice president, corporate planning and development of ONEOK, Inc. and ONEOK Partners GP since July 2009.

Gregory A. Phillips, 48, will become president of Oklahoma Natural Gas Company, succeeding Roger N. Mitchell, 59, who’s retiring after almost 33 years with the company. Mr. Phillips has been president of Texas Gas Service since July 2008.

Kari L. French, 53, will succeed Mr. Phillips as president of Texas Gas Service.  Ms. French has been vice president of administration for Kansas Gas Service since May 2007, responsible for business development, community relations, customer services, facilities, fleet, gas supply, labor relations and transportation services.

All of these officers are eligible to participate in the benefit plans described under the “Compensation Discussion and Analysis” on pages 33 through 48 of ONEOK, Inc.’s Proxy Statement relating to its 2010 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on March 26, 2010 (and such descriptions are incorporated herein by this reference).

Copies of the news releases, including biographical information for each officer, are attached as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 8.01	Other Events

On February 17, 2011, we announced that we will hold our 2011 annual meeting of shareholders on May 25, 2011, at 9 a.m. Central Daylight Time. The meeting will be held at our headquarters at 100 West 5th Street in Tulsa, Oklahoma, and will also be audio webcast at www.oneok.com.

The record date for determining shareholders entitled to receive notice of the meeting and to vote is March 28, 2011.

Item 9.01
Financial Statements and Exhibits

Exhibits

99.1    News release issued by ONEOK, Inc. dated February 17, 2011, announcing changes to our board of directors.
99.2    News release issued by ONEOK, Inc. and ONEOK Partners, L.P. dated February 18, 2011, announcing management changes.

99.3 News release issued by ONEOK, Inc. dated February 17, 2011, announcing our annual meeting of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	February 18, 2011	By:	/s/ Curtis L. Dinan
Senior Vice President, Chief Financial Officer and Treasurer